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                             EXHIBIT 4.5

                  1990 STOCK PLAN FOR KEY EMPLOYEES OF
              TEMTEX INDUSTRIES, INC. AND ITS SUBSIDIARIES
           As amended at 1995 Annual Meeting of Stockholders


1.       Objectives of the Plan

         The Plan is intended to encourage ownership of Common Stock of Temtex Industries, Inc., a Delaware corporation (hereinafter called the "Corporation"), by eligible key employees and to provide incentives for them to put forth maximum efforts for the success of the Corporation. By extending to key employees the opportunity to acquire proprietary interests in the Corporation and to participate in its success, the Plan may be expected to benefit the Corporation and its stockholders by making it possible for the Corporation to attract and retain the best available talent and by rewarding key management and technical personnel for their part in increasing the value of the Corporation's shares.

2.       Stock Reserved for the Plan

         There will be reserved for issue under the Plan upon the allotment of restricted stock or upon the exercise of Non-
- -Qualified or Incentive Options (as hereinafter defined) or stock appreciation rights in conjunction therewith, one hundred ninety five thousand (195,000) shares of Common Stock, par value $0.20 per share ("Common Stock"), of the Corporation, subject to adjustment as provided in paragraph 17 below. Such shares may be in whole or in part, as the Board of Directors of the Corporation shall from time to time determine, authorized but unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Corporation. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or is reduced as to the number of shares covered thereby, the unpurchased shares subject thereto, or the shares by which such option is reduced, shall again be available for the purposes of the Plan. If stock appreciation rights shall be exercised under this Plan, only the number of shares actually delivered upon the exercise of such stock appreciation rights shall be charged against the maximum limitation on the aggregate number of shares which may be issued under the Plan, and otherwise the related stock option shall be deemed to have terminated for a reason other than the exercise thereof for the purpose of such maximum limitation. If restricted stock shall be issued and if by reason of such restrictions any of the shares of restricted stock shall revert back to the Corporation, such shares shall again be available for the purposes of the Plan.

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3.       Administration of the Plan

         The Plan shall be administered by the committee referred to in Paragraph 4 (hereinafter called the "Committee"). Subject to express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, restricted stock shall be allotted or options or stock appreciation rights shall be granted, the number of shares to be subject to each allotment of restricted stock, stock option and stock appreciation right, the option price, the duration of each option, whether restricted stock should be issued on the exercise of an option or stock appreciation right, the nature of the restrictions to be applicable to any restricted stock issued (whether by allotment or upon the exercise of an option or stock appreciation right), whether any stock option granted hereunder shall constitute an Incentive Option (as hereinafter defined), or a Non-Qualified Option (as hereinafter defined), and the other terms and provisions of each allotment of restricted stock, stock option and stock appreciation right, which may include provisions for repurchase by the Corporation of shares of Common Stock issued pursuant to the Plan. In making such determination, the Committee may take into account the nature of the services rendered by the respective key employees, their present and potential contributions to the Corporation's success, and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the agreements with the respective recipients of benefits under the Plan (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determination on the matters referred to in this paragraph 3 shall be conclusive.

4.       The Committee

         The Committee shall consist of three or more members of the Board of Directors of the Corporation, who are not currently, and within one year prior to appointment have not been, eligible for selection as a person to whom restricted stock may be allotted or to whom stock options or stock appreciation rights may be granted pursuant to the Plan. Although the members of the Committee shall not be eligible to receive benefits under the Plan while they are serving on the Committee, service by a director on the Committee shall not affect in any way any benefits which may be granted to such director while not serving on the Committee. The Committee shall be appointed by the Board of Directors, which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

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5.       Eligibility

         Subject to the limitations set forth in paragraph 6 hereof, benefits under the Plan may be granted only to key employees (which term as used herein includes officers) of the Corporation and its present and future subsidiary corporations (as defined in Section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code")) (herein called Subsidiaries ) as selected by the Committee. A director of the Corporation or of a Subsidiary who is not also an employee of the Corporation or one of its Subsidiaries will not be eligible to receive benefits under the Plan. Nothing contained in this Plan shall be construed to limit the right of the Corporation to grant options and other benefits otherwise than under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business and assets of any corporation, firm or association, including options granted to employees thereof who become employees of the Corporation or a Subsidiary, or for other proper corporate purposes.

6.       Stock Options

         a. Subject to the express provisions of the Plan, the Committee shall have full and complete authority to grant options under the Plan which constitute "incentive stock options" within the meaning of Section 422A of the Code (such options being hereinafter referred to as "Incentive Options") or to grant options under the Plan which do not constitute Incentive Options (such options being hereinafter referred to as "Non-Qualified Options") (hereinafter Incentive Options and Non-Qualified
Options may sometimes be referred to collectively as 'Stock Options" or 'Options").

         b. Options may be granted to eligible employees upon such terms and conditions as the Committee may deem appropriate in its discretion, provided that (i) Incentive Options shall comply with all of the requirements contained in Section 422A of the Code;
(ii) in no event shall an Incentive Option be granted hereunder to any person who, at the time such Incentive Option is granted, owns (as defined in Sections 422A and 425 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of its parent corporation, if any, or of any Subsidiary unless (A) at the time such Incentive Option is granted, the option price is at least
110% of the fair market value of the stock subject to such Incentive Option, and (B) such Incentive Option by its terms is not exercisable after the expiration of 5 years from the date the Incentive Option is granted; (iii) the aggregate fair market value (determined as of the time the Incentive Option is granted) of the stock with respect to which Incentive Options are exercisable for the first time by any individual during any calendar year under the Plan (and under any other plans granting incentive stock options which may be maintained by the Corporation or by its parent corporation, if any, or any Subsidiary) shall not exceed $100,000; and (iv) no eligible employee shall receive any grant of options, whether Incentive Options or Non-Qualified Options, exercisable for more than twenty-five thousand (25,000) shares of Common Stock during any one fiscal year of the Corporation.

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7.       Stock Appreciation Rights

         Any Option granted under the Plan may, in the discretion of the Committee, include a stock appreciation right, either at the time of grant or by amendment. Such stock appreciation right shall be subject to such terms and conditions as the Committee shall impose, in its discretion, including the following:

         a.      A stock appreciation right shall not be
exercisable to any greater extent than the related Stock Option is exercisable;

         b. A stock appreciation right shall be exercisable only after the expiration of any waiting period specified by the Committee, and any such waiting period may be longer (but not shorter) than the waiting period, if any, specified for the exercise of the related Stock Option.

         c. A stock appreciation right shall entitle the optionee at his election to surrender to the Corporation the Stock Option in which it is included, or any portion thereof, in lieu of exercising such Stock Option, or portion thereof, and to receive from the Corporation in exchange therefor that number of shares having an aggregate value equal to the excess (if any) of the market value (as hereinafter defined) of one share over the purchase price per share specified in such Option multiplied by the total number of shares called for by the Option or portion thereof, which is so surrendered, with a cash settlement on the basis of such excess of market value over option price to be made for any fractional share interests. In the discretion of the Committee, the Corporation shall be entitled to elect instead to settle its obligation, arising out of the exercise of a stock appreciation right, by the payment in cash equal to the aggregate market value of the shares it would otherwise be obligated to deliver, or the Corporation may elect to settle such obligation in part with stock and in part with cash. The Committee may, however, in its discretion, agree with any holder of a stock appreciation right that the Corporation will not exercise its election for a cash settlement without the consent of the holder of such stock appreciation right. The market value of a share for the purpose of this paragraph 7 shall be the closing sales price of a share on the National Association of Securities Dealers Automated Quotation System, as reported by the National Association of Securities Dealers, Inc. ("NASD"), if the shares are so quoted, or if not so quoted, the mean between dealer "bid" and "ask" prices of the shares in the over-the-counter market, as reported by the NASD, or, if the shares are listed upon an established stock exchange, the closing price of a share on such stock exchange, in each such case on the trading day next preceding the date on which the stock appreciation right shall be exercised, except that, if the Corporation shall elect to settle its obligation in cash, then such market value shall be determined by reference to the higher of such reported closing or other price or the closing or other price of a share as so reported on the trading day next preceding the date of such election by the Corporation; provided that if in the opinion of the Committee determination of market value in such manner shall not then be practical, the market value shall be determined in such other manner as may be specified by the Committee in its discretion. Any such determination of market value shall in all respects be subject to any applicable rules and regulations under
Section 422A of the Code with respect to the determination of fair market value in the case of any stock appreciation right issued in connection with an Incentive Option.

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8.       Restricted Stock

         Subject to the express provisions of the Plan, the Committee shall have full authority to allot to eligible employees, as a bonus, shares of Common Stock as restricted stock, upon such terms and subject to such restrictions and conditions as the Committee may deem appropriate in its discretion. Also, any Non-Qualified Option or related stock appreciation right granted under the Plan may, in the discretion of the Committee, either at the time of grant or by amendment to which the optionee consents, provide for the issuance of restricted stock, in whole or in part, upon the exercise of such Non-Qualified Option or related stock appreciation right, such restricted stock to be issued upon such terms and subject to such restrictions and conditions as the Committee may deem appropriate in its discretion. Any such restrictions may, in the discretion of the Committee, be intended to subject the shares of Common Stock issued under such restrictions to a "substantial risk of forfeiture" (as defined in Section 83 of the Code) until such restrictions shall lapse or be removed.

9.       Option Prices

         The purchase price of the Common Stock under each Stock Option shall be determined by the Committee, but shall not be less than 100% of the fair market value of the stock at the time of the granting of the Option. Such fair market value shall be determined by the Committee and may be computed by such method as the Committee shall consider will reflect the fair market value of the Common Stock on such day; provided, however, that the method used by the Committee to value the Common Stock in connection with any Incentive Option shall be consistent with any applicable regulations adopted by the Treasury Department under
Section 422A of the Code.

10.      Term of Stock Options, Stock Appreciation Rights and Stock
Restrictions

         The term of each Stock Option and any related stock appreciation right shall, subject to the limitations set forth herein, be for such period (not to exceed ten years and one month from the date such Option is granted in the case of any Non-Qualified Option or ten years from the date such Option is granted in the case of any Incentive Option) as the Committee shall determine, and shall be subject to earlier termination as provided in this Plan. All allotments of restricted stock shall provide that such restricted stock shall revert back to the Corporation to the extent that the restrictions thereon have not lapsed or been removed within such period as the Committee shall determine, and the right to such shares may become sooner forfeitable as provided in this Plan.

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11.      Exercise of Stock Options and Stock Appreciation Rights

         Subject to any applicable legal requirements (including, in the case of Incentive Options or related stock appreciation rights, any requirements pursuant to Section 422A of the Code), and unless otherwise provided in the option agreement, each Stock Option, and any related stock appreciation right, shall be exercisable, in whole at any time, or in part from time to time during the term of the Option. The purchase price of the shares as to which an Option shall be exercised shall be paid in full at the time of exercise. Except as provided in paragraphs 15 and 16 hereof, no Option or related stock appreciation right may be exercised at any time unless the holder is then a regular employee of the Corporation or of a Subsidiary and has continuously remained an employee at all times since the date of the granting of the Option. The holder of an Option shall not have any rights of a stockholder with respect to the shares covered by his Option until such shares shall be issued to him upon the due exercise of the Option or related stock appreciation right. Upon the exercise of any Option or stock appreciation right, any applicable taxes which the Corporation is required to withhold shall be paid to the Corporation and any information which the Corporation deems necessary shall be supplied to the Corporation.

12.      Issuance of Restricted Stock

         Promptly following the award to an employee by the Committee of an allotment of restricted stock or the exercise by an employee of a Non-Qualified Option or related stock appreciation right entitling the holder to restricted stock, the Corporation shall issue to the employee one or more certificates representing the shares allotted. The recipient shall thereupon become a stockholder of the Corporation with respect to all of the shares represented by such certificate or certificates; and unless the Committee has otherwise specified, such recipient shall have all of the rights of a stockholder with respect to all such shares, including the right to vote such shares and to receive dividends, but subject to the terms, restrictions and conditions specified by the Committee. The certificate or certificates representing restricted stock shall be inscribed with a legend referring to this Plan and the agreement under which such restricted stock is issued, and such certificate or certificates, along with blank stock powers, shall be deposited in escrow under an escrow agreement specified by the Committee, to be held by the escrow agent for delivery to the holder only when and to the extent that the restrictions specified by the Committee shall lapse or be removed. Upon the occurrence of an event such as those specified in paragraph 17, if the holder of restricted shares which are being held in escrow shall by reason of such event become entitled to new or additional or different securities, such new, additional or different securities shall likewise be deposited in escrow, with blank stock powers or other instruments of transfer, to be held subject to the same restrictions specified for the restricted stock originally allotted. The Committee may make such provision as it deems appropriate in an allotment of restricted stock with respect to the possible termination of the employment of the holder before the restrictions shall otherwise lapse or be removed.

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13.      Agreement to Serve

         Each individual receiving the grant of an Option or an allotment of restricted stock hereunder shall, as one of the terms of the grant or allotment, agree that he will remain in the service of the Corporation or one of its Subsidiaries for a period of at least two years from the date of grant or allotment. Such service shall (subject to the provisions of paragraph 15 hereof and to the terms of any contract between the Corporation or any such Subsidiary and such employee) be at the pleasure of the Board of Directors of the Corporation or such Subsidiary and at such compensation as such Board of Directors or any committee thereof shall determine from time to time. Unless otherwise specified by the Committee, any termination of such individual's service during such period that is either (i) by the Corporation or such Subsidiary for cause or (ii) voluntary on the part of the individual and without the written consent of the Corporation or such Subsidiary shall be deemed a violation by the individual of such agreement. In the event of such violation, any Option or Options and any related stock appreciation rights, to the extent not theretofore exercised, and any rights to restricted stock, to the extent the restrictions have not theretofore lapsed or been removed, held by him under the Plan, shall forthwith terminate. Retirement at the normal retirement date as prescribed from time to time by the Corporation or such Subsidiary shall be deemed to be a termination of employment with consent.

14. Non-Transferability of Restricted Stock, Stock Options and Stock Appreciation Rights

         No stock Option or stock appreciation right granted under the Plan and no restricted stock allotted under the Plan (before the restrictions have lapsed or been removed) shall be transferable otherwise than by will or the laws of descent and distribution, and an Option or stock appreciation right may be exercised, during the lifetime of the holder thereof, only by him. An Option, stock appreciation right or restricted stock transferred by will or the laws of descent and distribution shall remain subject to all of the terms of this Plan and the agreement governing such Option, stock appreciation right or restricted stock.

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15.      Termination of Employment of Holder of Stock Option

         In the event of the termination of the employment of the holder of a Stock Option, other than by reason of death, unless his Option shall have been previously terminated pursuant to the provisions of paragraph 13 above or unless otherwise provided in his option agreement, he may exercise his Option and any related stock appreciation right at any time within three months after such termination, but in no event after the expiration of the term of the Option, if and to the extent he was entitled to exercise such Option or stock appreciation right at the date of such termination. Options granted under the Plan shall not be affected by any change of duties or position so long as the holder continues to be an employee of the Corporation or of a Subsidiary. Nothing in the Plan or in any Option or stock appreciation right granted pursuant to the Plan or in any allotment of restricted stock under the Plan shall confer on any individual any right to continue in the employ of the Corporation or any of its Subsidiaries or interfere in any way with the right of the Corporation or any of its Subsidiaries to terminate his employment at any time.

16.      Death of Holder of Stock Option

         In the event of the death of the holder of an Option while in the employ of the Corporation or of a Subsidiary, or while he is still entitled to exercise the Option as provided in paragraph 15 hereof, unless otherwise provided in his option agreement, the Option and any related stock appreciation right theretofore granted to him may be exercised by a legatee or legatees of the option holder under his last will, or by his personal representatives or distributees, at any time within a period of one year after his death, but in no event after the expiration of the term of such option, if and to the extent that he was entitled to exercise such option or stock appreciation right at the date of his death.

17.      Adjustments Upon Changes in Capitalization

         Notwithstanding any other provision of the Plan, the agreements governing Stock Options, stock appreciation rights and restricted stock may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares subject to each allotment of restricted stock, Stock Option and stock appreciation right and the option prices and other terms in the event of changes in the outstanding Common Stock of the Corporation by reason of stock dividends, recapitalizations, mergers, separations, reorganizations, liquidations, consolidations, split-ups, combinations or exchanges of shares and the like, and, in the event of any such change in the outstanding Common Stock of the Corporation, the aggregate number and class of shares available under the Plan shall be appropriately adjusted by the Committee in its discretion, and the determination of the Committee shall be conclusive; provided such adjustments shall conform to any then applicable provisions of the Code and regulations thereunder.

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18.      Special Provisions Regarding Change in Control

         The Board of Directors or the Committee may from time to time make special provisions for one or more employees respecting a possible change in control of the Corporation, and to the extent that any such special provisions made with the consent of the affected employee may have the effect of accelerating vesting of stock options granted under the Plan or removal of restrictions on restricted stock allotted under the Plan or the effect of preventing an immediate termination of benefits, such special provisions shall be controlling over and shall be deemed to be an amendment of any inconsistent terms of the agreement with the employee respecting such stock options or restricted stock, and termination of employment by any such employee in accordance with such special provisions upon a change in control shall be deemed to be with the consent of the Corporation or Subsidiary then employing such employee, for the purposes of the Plan.

19.      No Loans to Holders of Stock Options

         Neither the Corporation nor any Subsidiary may directly or indirectly lend money to any individual for the purpose of assisting him to acquire or carry shares of Common Stock issued upon the exercise of Stock Options granted under the Plan.

20.      Time of Granting or Allotment

         The effective date of granting of any Stock Option or stock appreciation right or the allotment of restricted stock pursuant to the Plan shall be the date specified by the Committee at the time it awards such Option or stock appreciation right or restricted stock, provided that such date shall not be prior to such date of award. The Committee shall promptly notify the recipient of an award and a written agreement in form specified by the Committee shall promptly be duly executed and delivered by or on behalf of the Corporation and the recipient. Each such agreement, and any amendment thereof, shall contain such terms and conditions as the Committee, in its sole discretion, shall determine, including, in the case of any such agreement relating to an Incentive Option, any terms and conditions which the Committee shall determine are necessary or may be desirable in order to qualify such Incentive Option as an incentive stock option within the meaning of Section 422A of the Code and any applicable regulations thereunder adopted by the Treasury Department. The Committee shall have the right to terminate an award if the written agreement is not signed by the recipient and returned to the Corporation within 30 days after the delivery thereof to the recipient.

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21.      Government and Stock Exchange Regulations

         The Plan, and the granting and exercise of Options and stock appreciation rights and the allotment of restricted stock thereunder, and the obligation of the Corporation to sell and deliver shares under the Plan shall be subject to all applicable governmental laws, rules and regulations, and to such approvals by any governmental agencies as may then be required, and shall also be subject to all applicable rules and regulations of any stock exchange upon which the Common Stock of the Corporation may then be listed.

22.      Amendment and Termination

         Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no Stock Option or stock appreciation right shall be granted and no restricted stock shall be allotted after December 31, 1999; however, awards theretofore made may extend beyond that date. The Plan may be terminated, modified or amended by the stockholders of the Corporation. The Board of Directors of the Corporation may also terminate the Plan at any time and may modify or amend the Plan in such respects as it shall deem advisable, including any amendment which the Board of Directors may deem necessary in order to insure that the Incentive Options granted hereunder shall qualify as incentive stock options within the meaning of
Section 422A of the Code and any regulations thereunder adopted by the Treasury Department; provided, however, that the Board of Directors may not, without further approval by the holders of outstanding shares of the Corporation having a majority of the general voting power (i) increase the maximum number of shares as to which Options or stock appreciation rights may be granted or restricted stock may be allotted under the Plan except as provided in paragraph 17, (ii) materially increase the benefits accruing to participants under the Plan, (iii) permit any member of the Committee to become eligible for benefits under the Plan,
(iv) extend the term of the Plan or the maximum period during which any Option or stock appreciation right may be exercised, or
(v) change the provisions governing eligibility of employees to participate in the Plan. No termination or modification or amendment of the Plan may, without the consent of the employee to whom any Option or stock appreciation right shall theretofore have been granted or to whom restricted stock shall have been allotted, adversely affect the rights of such employee under such Option, stock appreciation right or allotment of restricted stock. With the consent of the employee to whom such Option or stock appreciation right was granted or to whom such restricted stock was allotted, an outstanding Option or stock appreciation right or allotment of restricted stock may be modified or amended by the Committee in such manner as it may deem appropriate consistent with the requirements of this Plan applicable to a new grant of an Option or stock appreciation right or a new allotment of restricted stock on the date of modification or amendment and, with respect to Incentive Options, consistent with the applicable provisions of the Code and regulations thereunder adopted by the Treasury Department.

                            15 of 19

23.      Adoption

         This Plan shall become effective upon its adoption by the favorable vote of the holders of a majority of the outstanding shares of Common Stock of the Corporation.